EXHIBIT 99.1

Knobias Appoints New Chief Financial Officer

Ridgeland, MS - January 14, 2008 - Knobias, Inc. (OTCBB:KBAS), today announced the appointment of Mr. Don Bernard to the post of Executive Vice President & Chief Financial Officer, effective immediately. Mr. Bernard, 75, is a highly experienced executive, having held CEO and CFO positions at both private and public companies. Immediately prior to joining Knobias, Mr. Bernard was the CFO of a NASDAQ-listed interactive marketing company with $100 million in annual sales. As chief financial officer, Mr. Bernard will be responsible for corporate accounting and reporting, audit, strategic analysis and planning, and corporate governance.

Mr. Bernard is a CPA and began his career at Arthur Young & Company. He replaces Ms. Susan Walker, who leaves after a four-year stint as CFO to pursue other interests.

"We are extremely fortunate to have a person of Don's caliber and experience on our team," commented Steven Lord, Knobias CEO. "His broad financial acumen, proven management skills, and deep capital markets expertise make him invaluable to Knobias as we embark on the next stage of our turnaround. We welcome him aboard."

About Knobias: Knobias provides a suite of financial software and services focused primarily on the small-cap stock sector. It is headquartered in Ridgeland, MS. More information can be found at www.knobias.com.

Safe Harbor Statement: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in our periodic filings with the Securities and Exchange Commission.

Contact:

Steven Lord

CEO

slord@knobias.com